UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    March 3, 2006

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01    Entry into a Material Definitive Agreement.

On September 15, 2005, Millennium Pharmaceuticals, Inc. (“the Company”) issued to Robert Tepper 45,000 shares of the Company’s common stock and issued to Marsha H. Fanucci 35,000 shares of the Company’s common stock under Restricted Stock Agreements with each of them dated September 15, 2005. On March 3, 2006, the Compensation and Talent Committee of the Company’s Board of Directors amended the Restricted Stock Agreements with Dr. Tepper and Ms. Fanucci to change the vesting schedule from 50% of the shares vesting on September 15, 2008 and 50% on September 15, 2009 to 50% of the shares vesting on September 15, 2006 and 50% on September 15, 2007.

On March 3, 2006, the Company’s Board of Directors adopted the Company’s Non-Qualified Deferred Compensation Plan. The Deferred Compensation Plan allows employees at the level of Vice President and above to elect to defer payment of base salary and annual bonus amounts until retirement, separation of service, or preset dates at least 12 months after the payment would normally have been made. Distribution of amounts deferred under the Plan are made in a lump sum or up to a preset number of payments.

On March 3, 2006, the Company’s Board of Directors approved the Company’s Key Employee Change in Control Severance Plan. Similar to the provisions of the offer letter agreement dated June 23, 2005, between the Company and Deborah Dunsire, its Chief Executive Officer, the Severance Plan provides separation pay and benefits to the Company’s Management Team, and Executive and Senior Vice Presidents of the Company whose employment is involuntarily terminated without cause or voluntarily terminated for good reason within one month before or 12 months following the effective date of a change in control of the Company. Specifically, the Severance Plan provides for payment to the employee over a period of from 12 to 24 months depending on level, of an amount equal to the base salary for the period, the target bonus for the period, and the pro rata portion of the employee’s target bonus for the year in which termination occurs equal to the portion of the year in which the employee is employed by the Company. In addition the Company will pay for a period of from 12 to 18 months, depending on level, the portion of premiums for COBRA coverage for the employee and eligible dependents equal to the amount that the Company paid for group health insurance prior to termination. The Severance Plan also provides for excise tax gross-up payments subject to limitations. Any prior agreements relating to severance benefits entered into between the Company and any employee eligible to receive benefits under the Severance Plan are superseded to the extent the severance benefits payable under the Severance Plan exceed those provided for in any such prior agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: March 8, 2006	By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer